SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report:  May 21, 2010
(Date of earliest event reported):  May 19, 2010

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Heartland Financial USA, Inc. held its annual meeting of stockholders on May 19, 2010. At the meeting, Mark C. Falb, James R. Hill and John K. Schmidt were elected to serve as Class II directors (term expires in 2013). Continuing as Class III directors (term expires in 2011) are James F. Conlan and Thomas L. Flynn. Continuing as Class I directors (term expires in 2012) are John W. Cox, Jr. and Lynn B. Fuller. Additionally, the stockholders ratified the appointment of KPMG LLP as Heartland's independent registered public accounting firm for the year ending December 31, 2010, and approved a non-binding advisory proposal on compensation to Heartland’s executive officers as described in the 2010 proxy statement.

There were 16,288,610.638 issued and outstanding shares of common stock entitled to vote at the annual meeting, of which 13,991,648.088 shares were present in person or by proxy, representing approximately 85% of the total issued and outstanding shares entitled to vote. The voting results on the above described matters were as follows:

			Broker
	For	Withheld	Non-Votes
Mark C. Falb	12,062,547.845	95,416.243	2,431,238.000
James R. Hill	11,998,468.858	159,495.230	2,431,238.000
John K. Schmidt	12,026,929.649	131,034.439	2,431,238.000

				Broker
	For	Against	Abstain	Non-Votes
Appointment of KPMG LLP	13,927,286.215	45,753.060	18,608.813	597,554.000

				Broker
	For	Against	Abstain	Non-Votes
Approve compensation of executives	13,690,807.656	167,618.049	133,221.383	597,555.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2010

HEARTLAND FINANCIAL USA, INC.

/s/ John K. Schmidt
By:	John K. Schmidt
Executive Vice President, COO & CFO